Exhibit 31.2

CERTIFICATIONS

I, Raffi Asadorian, certify that:

1. I have reviewed this Amendment No. 1 to Form 10-K of AcelRx Pharmaceuticals, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2023

/s/ Raffi Asadorian
Raffi Asadorian Chief Financial Officer (Principal Financial Officer)